Exhibit 2.1

AMENDMENT NO. 1 TO TRUST COMPANY AGREEMENT
AND PLAN OF MERGER

THIS AMENDMENT NO. 1 TO TRUST COMPANY AGREEMENT AND PLAN OF MERGER (the "Amendment") is dated as of the 1st day of February, 2007, and is entered into by and among Partners Trust Financial Group, Inc., a Delaware corporation ("Parent"), Partners Trust Bank, a federal savings association ("Partners Trust"), and Chemung Canal Trust Company, a New York State bank and trust company ("Purchaser"), to be joined by Partners Interim Bank, an interim federal savings association to be formed as a wholly owned subsidiary of Partners Trust ("PIB").

RECITALS

WHEREAS, Parent, Partners Trust, Purchaser and Partners Trust Limited Co., a to be formed New York State limited trust company, previously entered into that certain Trust Company Agreement and Plan of Merger, dated as of October 11, 2006 (the "Agreement").

WHEREAS, pursuant to Section 9.3 of the Agreement, the parties hereto desire to amend certain terms and conditions of the Agreement as more particularly provided in this Amendment, including but not limited to substituting PIB for Partners Trust Limited Co.; and

WHEREAS, all capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Agreement.

NOW, THEREFORE, in consideration of the foregoing Recitals and the mutual promises, representations, warranties, covenants and conditions set forth herein and in the Agreement, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

1. The introductory paragraph of the Agreement is amended by deleting the phrase "Partners Limited Trust Co., a New York State limited trust company to be formed as a wholly owned subsidiary of Parent ("Trust Company")" and replacing it with the following phrase: "Partners Interim Bank, an interim federal savings association to be formed as a wholly owned subsidiary of Partners Trust ("PIB")".

2. Except as set forth in Section 1 above and Section 6 below, all references to "Trust Company" in the Agreement are replaced by reference to "PIB".

3. Except as set forth in Section 6 below, all references to "Non-objecting Trust Accounts" in the Agreement are replaced by reference to "Trust Accounts".

4. Except as set forth in Section 6 below, all references to "Trust Company Stock" are replaced by reference to "PIB Stock".

5. In the Recitals of the Agreement, the second, third, and fourth paragraphs are replaced by the following:

WHEREAS, PIB is an interim federal savings association to be organized under the laws of the United States of America for the purpose of facilitating Purchaser's acquisition of the Trust Accounts (as defined below);

WHEREAS, as soon as practicable following the date hereof, Partners Trust will make application to the OTS (as defined below) to organize PIB under federal law as an interim federal savings association with trust powers and to establish it as a wholly owned operating subsidiary of Partners Trust and, following its establishment, will transfer all the Trust Accounts to PIB such that PIB shall succeed to all of the rights and obligations of Partners Trust as fiduciary with respect to the Trust Accounts in exchange for 1,000 shares of PIB Stock (as defined below), which shares of PIB Stock will constitute 100% of the issued and outstanding capital stock of PIB;

WHEREAS, the parties intend that, as soon as practicable following the transfer of the Trust Accounts to PIB, PIB will, subject to the terms and conditions set forth herein, merge (the "Merger") with and into Purchaser (PIB and Purchaser are sometimes collectively referred to herein as the "Constituent Corporations") with Purchaser as the surviving corporation;

6. In Article I of the Agreement:

(a) The following defined terms are amended to read as follows:

Banking Department - State of New York Banking Department.

Trust Asset Portfolio - all Trust Assets held in the Trust Accounts.

(b) The following defined terms are deleted:

Non-objecting Trust Account

Objecting Trust Account

Section 154 Order;

Section 154 Petition;

Supreme Court;

Trust Company; and

Trust Company Stock.

(c) The following defined terms are added:

Federal Reserve - the Board of Governors of the Federal Reserve System.

PIB - as defined in the introductory paragraph.

PIB Stock - common stock, par value $0.01 of PIB.

7. Section 2.2 of the Agreement is amended to read as follows:

The Merger shall become effective on the effective date specified in the official certification of the Banking Department authorizing the Merger. The Merger shall not be effective until and unless approved by the Banking Department and all other Governmental Entities as contemplated by this Agreement, including the OTS. The term "Effective Time" shall be the date and, if any, the time set forth in this official certification.

8. Section 2.3 of the Agreement is amended by adding the following phrase after the word "NYBL": "and the rules and regulations of the OTS."

9. The first sentence of Section 2.4 of the Agreement is amended to read as follows:

At the Effective Time, all shares of PIB Stock issued and outstanding immediately prior to the Effective Time shall, by virtue of this Agreement and without any action on the part of the holder thereof, be converted into and exchangeable for the right to receive the Merger Consideration.

10. Section 3.1(c) of the Agreement is amended to read as follows:

Upon its formation, PIB will be a federal savings association duly organized, validly existing and in good standing under the laws of the United States of America, with its principal office located in Utica, New York. Upon its formation, PIB will have the corporate power and authority to act in every fiduciary capacity in which Partners Trust may act with respect to the Trust Accounts and to conduct the trust business of Partners Trust with respect to the Trust Accounts as currently conducted by Partners Trust.

11. Section 3.2 of the Agreement is amended as follows:

(a) All references therein to "Parent" shall be replaced with references to "Partners Trust";

(b) The first sentence shall be amended to read as follows: Upon its formation, the authorized capital stock of PIB shall consist of 1,000 shares of PIB Stock, all of which shall be owned by Partners Trust; and

(c) That portion of the second sentence following the word "thereof" shall be deleted.

12. Section 3.4(c) of the Agreement is amended by replacing the reference therein to Parent with reference to Partners Trust.

13. Section 3.6 of the Agreement is amended to read as follows:

(a) Except for (i) the filing of an application by Partners Trust with the OTS to organize PIB under federal law, and approval of such application, (ii) the filing of a notice by Partners Trust with the OTS to transfer the Trust Accounts to PIB, and approval of or consent or non-objection to such notice, and (iii) the filing of a notice by PIB with the OTS with respect to the Merger, and approval of or consent or non-objection to such notice, or the waiver of any of the foregoing requirements by the appropriate Governmental Entity, no consents, permits, approvals, authorizations or orders of or filings or registrations with any Governmental Entity or with any third party (including, without limitation, any party to any Governing Agreement) are required to be obtained or made by or on behalf of Seller in connection with (i) the execution and delivery by Parent or Seller of this Agreement and (2) the consummation by Seller of the Merger and the other transactions contemplated hereby (including without limitation the transfer by Partners Trust to PIB of the Trust Accounts and succession by PIB to all of the rights and obligations of Partners Trust as fiduciary with respect to the Trust Accounts).

(b) As of the date hereof, neither Parent nor Seller is aware of any reason relating to Parent or Seller why all consents and approvals (including, without limitation, the approval of the OTS with respect to the organization of PIB and the transfer of the Trust Accounts to PIB) will not be procured from all Governmental Entities having jurisdiction over the transactions contemplated by this Agreement as shall be necessary for consummation of the Merger and the other transactions contemplated by this Agreement (including without limitation the transfer by Partners Trust to PIB of the Trust Accounts and succession by PIB to all of the rights and obligations of Partners Trust as fiduciary with respect to the Trust Accounts).

14. Section 4.3(a) of the Agreement is amended by replacing the phrase "the FDIC" with the phrase "the Federal Reserve".

15. Section 5.1(a) of the Agreement is amended to read as follows:

During the period from the date of this Agreement and continuing until the Effective Time, except as expressly contemplated or permitted by this Agreement or with the prior written consent of Purchaser, Partners Trust (and PIB, following the transfer to it of the Trust Accounts) shall carry on its business and operations with respect to the Trust Accounts in the ordinary course consistent with past practice in compliance with the Governing Agreements and shall not modify its Fee Schedule or increase the individual Fees applicable to any of the Trust Accounts. Partners Trust (and PIB, following the transfer to it of the Trust Accounts) shall use its reasonable best efforts to (x) preserve intact its business with respect to the Trust Accounts and (y) preserve for itself the goodwill of all Persons with whom fiduciary and business relationships exist under the Trust Accounts.

16. Section 6.1(a) of the Agreement is amended to read as follows:

Subject to the terms and conditions hereof, each of the parties shall use its respective reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transfer of the Trust Accounts to PIB, the Merger and the other transactions contemplated by this Agreement.

17. Section 6.2 of the Agreement is amended to read as follows:

(a) The parties hereto shall cooperate with each other and use their reasonable best efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, and to obtain as promptly as practicable all permits, consents, approvals, authorizations and orders or waivers thereof, of all third parties and Governmental Entities which are necessary or advisable to consummate the transactions contemplated by this Agreement. Parent and Seller shall be responsible for obtaining all such permits, consents, approvals, authorizations and orders in connection with the organization of PIB, the transfer of the Trust Accounts to it, and the succession by PIB to all of the rights and obligations of Partners Trust as fiduciary with respect to the Trust Accounts, including but not limited to (i) the approval of the OTS with respect to the organization of PIB, (ii) the approval, consent or non-objection of the OTS with respect to the transfer of the Trust Accounts to PIB and (iii) the approval, consent or non-objection of the OTS with respect to the participation of PIB in the Merger, and all costs and expenses associated therewith shall be borne by Seller. Purchaser shall be responsible for obtaining all such permits, consents, approvals, authorizations and orders in connection with the Merger, including but not limited to (i) the approval of the Federal Reserve and the Banking Department of the Merger and (ii) the filing by the Superintendent of Banks of the Banking Department of the certificate of merger, and all costs and expenses associated therewith shall be borne by Purchaser. Purchaser, Parent and Seller shall have the right to review in advance, and to the extent practicable each will consult with the other on, in each case subject to applicable laws relating to the exchange of information, all the information relating to Purchaser, Parent or Seller, as the case may be, which appears in any filing, application or petition made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement; provided, however, that nothing contained herein shall be deemed to provide Parent or Seller with a right to review any information provided by Purchaser, or Purchaser with a right to review any information provided by Parent or Seller, to any Governmental Entity on a confidential basis in connection with the transactions contemplated hereby. The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals, authorizations and orders of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other apprised of the status of matters relating to completion of the transactions contemplated herein. Purchaser shall have the right to review and to approve all written materials to be used by Parent or Seller, as applicable, in connection with obtaining all consents, approvals, authorizations and orders necessary to consummate the transactions contemplated by this Agreement (including, without limitation, the application to the OTS with respect to the organization of PIB, the transfer of the Trust Accounts to PIB and any notices mailed or published with respect to the transfer of the Trust Accounts to Purchaser). Seller shall have the right to review and to approve all written materials to be used by Purchaser in connection with obtaining all consents, approvals, authorizations and orders necessary to consummate the transactions contemplated by this Agreement (including, without limitation, the applications to the Federal Reserve and the Banking Department for approval of the Merger). In exercising the foregoing rights and obligations, each of the parties hereto shall act reasonably and as promptly as practicable.

(b) Purchaser, Parent and Seller shall, upon request, furnish each other with all reasonable information concerning themselves, their respective Subsidiaries, directors, officers and stockholders, and such other matters as may be reasonably necessary or advisable in connection with any statement, filing, notice or application made by or on behalf of Purchaser, Parent, Seller or any of their respective Subsidiaries to any Governmental Entity in connection with the transactions contemplated by this Agreement; provided, however, that nothing contained herein shall be deemed to provide Parent or Seller with a right to any information provided by Purchaser, or Purchaser with a right to any information provided by Parent or Seller, to any Governmental Entity on a confidential basis in connection with the transactions contemplated hereby.

(c) Purchaser, Parent and Seller shall promptly advise each other upon receiving any communication from any Governmental Entity whose consent, authorization or approval is required for consummation of the transactions contemplated by this Agreement or any communication from any third party made in connection with any such consent, authorization or approval (including, in the case of Seller, any written objection with respect to the transfer of any Trust Account to Purchaser).

18. Section 6.9 of the Agreement is amended by deleting from the second sentence the phrase "to promptly file the Section 154 Petition as contemplated by Section 6.2,".

19. Section 7.1(a) of the Agreement is amended by deleting all parenthetical clauses therein which read as follows: "(other than Objecting Trust Accounts)".

20. Section 7.1(e) of the Agreement is amended to read as follows:

(e) The obligations to indemnify and hold harmless a party pursuant to this Section 7.1, other than indemnification obligations provided in Sections 7.1(a)(iv), 7.1(b)(iii) and 7.1(c) hereof, shall terminate on the twenty-fourth month anniversary of the Closing Date, except that, with respect to (i) any fiduciary liability, or (ii) any loss, liability, damage or expense arising out of the failure or ineffectiveness of PIB's succession to all the rights and obligations of Partners Trust as fiduciary with respect to any Trust Account, such obligations shall terminate upon final discharge of the fiduciary in a valid accounting proceeding; provided, however, that such obligations to indemnify and hold harmless shall not terminate with respect to any item as to which the person to be indemnified shall have previously made a claim within the appropriate time by delivering a notice (stating in reasonable detail the basis of such claim) to the party to be providing the indemnification; and provided, further that all covenants to be performed prior to the Closing shall terminate at the Closing.

21. Section 8.1(a) of the Agreement is amended by deleting the first parenthetical clause therein which reads as follows: "(including without limitation the approvals of the Banking Department and the Section 154 Order)".

22. Section 10.1(a) of the Agreement is amended by deleting the phrase, "the effective date of the Section 154 Order, or the first Business Day thereafter" and replacing it with the phrase "the date."

23. Section 10.1(b), (c) and (d) of the Agreement are amended by deleting all parenthetical clauses therein which read as follows: "(other than Objecting Trust Accounts)".

24. The signature page of the Agreement is amended by deleting the party "PARTNERS LIMITED TRUST CO." and replacing it with "PARTNERS INTERIM BANK".

25. Except as otherwise specifically amended herein, the balance of the Agreement shall remain unchanged and in full force and effect.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed, by their duly authorized representatives, as of the date first above written.

CHEMUNG CANAL TRUST COMPANY

By: /s/ Melinda Sartori _______________

Name: Melinda Sartori

Title: Executive Vice President

PARTNERS TRUST FINANCIAL GROUP, INC.

By: /s/ Steven A. Covert

Name: Steven A. Covert

Title: Senior Executive Vice President and

Chief Operating Officer

PARTNERS TRUST BANK

By: /s/ Steven A. Covert

Name: Steven A. Covert

Title: Senior Executive Vice President and

Chief Operating Officer

PARTNERS INTERIM BANK

By: _________________________________

Name: ___________________________

Title: ___________________________